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                                                                   Exhibit 10.26

                           FIRST AMENDMENT TO SUBLEASE

         THIS FIRST AMENDMENT TO SUBLEASE ("Amendment") is dated for references purposes only as of September 1, 1999, and is made by and between CENTURA SOFTWARE CORPORATION, a California corporation ("Sublessor"), and BUYINGEDGE.COM INC. a Connecticut corporation ("Sublessee"), and is made with reference to the following facts:

                                    RECITALS

         A. Conditioned on the full execution hereof, Sublessor and Sublessee intend to enter into a Sublease dated September 1, 1999 ("Sublease") concurrently herewith. Any capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Sublease.

         B. Based on a review of the financial information submitted by Sublessee to Sublessor, Sublessor is requiring that Sublessee deliver an absolute irrevocable standby letter of credit as an additional Security Deposit. Sublessee desires to deliver the letter of credit to Sublessor in order to induce Sublessor to enter into the Sublease with Sublessee.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

         1.  Letter of Credit.
             ----------------

         (a) By no later than October 12, 1999, Sublessee shall deliver to Sublessor an unconditional, irrevocable, transferable and negotiable standby letter of credit (the "L/C") in an amount equal to $110,000.00 ("Face Amount"), issued by a bank or trust company ("Issuer") and in form and content acceptable to Sublessor, in its sole and absolute discretion, as additional security for the performance of Sublessee's obligations under the Sublease. The L/C shall be maintained throughout the period from the date it is required to be delivered to Sublessor through thirty (30) days after the end of the Term or earlier termination of the Sublease. An L/C in the form attached hereto as Schedule I is
                                                                   ----------
hereby approved by Sublessor. The L/C shall name Sublessor as beneficiary thereunder and provide that draws, including partial draws, at Sublessor's election, will be honored upon the delivery to the Issuer of a certificate signed by Sublessor, or its authorized agent, that Sublessee has committed an Event of Default under the Sublease. The L/C shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Sublessor, no later than thirty (30) days prior to the stated expiration date of the L/C, written notice of Issuer's intent not to extent or renew the L/C. Upon any Event of Default by Sublessee under the Sublease, including specifically Sublessee's failure to pay rent or to abide by its obligations under Paragraphs 8 and 10 of the Master Lease, Sublessor shall be entitled to draw upon said L/C by issuance of Sublessee's sole written demand to the Issuer. Any such draw shall be without waiver of any rights Sublessor may have under the Sublease or at law or in equity as a result of the default. During any period that Sublessee is required to maintain the L/C, Sublessee shall, at lease thirty
(30) days prior to any expiration or termination of the L/C, provide Sublessor either with written confirmation that the existing L/C will be automatically extended and renewed or with a new L/C that satisfies all of the requirements for the L/C in this Paragraph 1. If any portion of the L/C is drawn by Sublessor after an Event of Default by Sublessee, Sublessee shall within five (5) business days after written demand by Sublessor restore the L/C to the amount of the L/C then-required under this Paragraph 1. In addition, upon an assignment of the Sublease by Sublessor (including consolidations, mergers, or other entity changes), Sublessee, at its sole cost and expense and upon ten (10) business days' notice, shall, concurrent with Sublessor's delivery to Sublessee of the then outstanding L/C, deliver to any such transferees, successor, or assigns a replacement L/C on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Sublessor, in Sublessor's sole discretion, naming the new Sublessor as the beneficiary thereof. Sublessee's failure to perform or observe any of the covenants set forth in this Paragraph 1 for any reason shall entitle Sublessor to draw on the full amount of the L/C and shall constitute an Event of Default (defined below) under the Sublease without the requirement of any notice from Sublessor. Any amount(s) drawn under the L/C shall be held or used by Sublessor as an additional Security Deposit in accordance with the terms of Paragraph 5 of the Sublease.

         (b) If as of the first (1st) and second (2nd) anniversary dates following the Commencement Date, no prior or current Event of Default has occurred, and no event or condition exists or has occurred which the passage of time or delivery of notice by Sublessor, or both, would constitute a default, upon the written request of Sublessee, Sublessor shall promptly authorize in writing consecutive reductions to the principal amount of the L/C in the amount of $36,666.66 so that the Face Amount is reduced to $73,333.33 on the first anniversary date and to $36,666.66 on the second anniversary date.

         (c) For all purposes under the Sublease, an "Event of Default" shall be deemed to have occurred if any of the events of default specified in Paragraph 22 of the Master Lease occurs and such default continues beyond any applicable notice and grace period provided for therein.

         2.  Voluntary Agreement: The parties hereto have read this Amendment,
             -------------------
and on advice of counsel, they have freely and voluntarily entered into this Amendment.

         3.  Attorneys' Fees: If either party commences an action against the
             ---------------
other part arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit as provided in Paragraph 23 of the Sublease.

         4.  Successors: This Amendment shall be binding on and inure to the
             ----------
benefit of the parties hereto and their respective heirs, successors and assigns.

         5.  Conflict: In the event of any conflict between the provisions of
             --------
the Sublease and this Amendment, the provisions hereof shall prevail.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the parties on the dates set forth below opposite their respective signatures.

SUBLESSEE:                          SUBLESSOR:

BUYINGEDGE.COM INC.,                CENTURA SOFTWARE CORPORATION,
a Connecticut corporation           a California corporation



By: ____________________________    By: _____________________________

Printed                             Printed
Name: __________________________    Name: ___________________________

Its: ___________________________    Its: ____________________________

Date: __________________________    Date: ___________________________

                                  SCHEDULE I

                           APPROVED LETTER OF CREDIT

                     [Letterhead of Approved Issuing Bank]

RE:      IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO. ________

TO:      CENTURA SOFTWARE CORPORATION ("Sublessor")
         975 Island Drive
         Redwood City, California 94065

Gentlemen:

We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of buyingedge.com Inc., a Delaware corporation ("Sublessee"), in the amount of One Hundred Ten Thousand and No/100 Dollars ($110,000.00). This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement of you or your authorized agent that the amount drawn hereunder is being drawn pursuant to the terms of that certain Sublease dated for reference purposes as of September 1, 1999, as amended by that First Amendment to Sublease of the same date between Sublessee, as subtenant, and Sublessor, as sublandlord, or certain premises located on the second floor of 975 Island Drive, Redwood City, California 94065 ("Sublease").

Any draft presented for payment must be presented on or before _____________ [term should be at least one year], the date this Letter of Credit expires. Partial drawings are permitted.

If you assign or otherwise transfer your interest in the Sublease (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.

We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at ________________________ [it must be a location easily accessible to us]

Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

                                         [Name of Bank]